Exhibit 99.1

Pope Resources Reports Second Quarter Income Of $1.8 Million

POULSBO, Wash., July 28, 2014 /PRNewswire/ -- Pope Resources (NASDAQ: POPE) reported net income attributable to unitholders of $1.8 million, or $0.41 per diluted ownership unit, on revenue of $18.6 million for the quarter ended June 30, 2014. This compares to net income attributable to unitholders of $6.1 million, or $1.34 per diluted ownership unit, on revenue of $23.2 million for the comparable period in 2013.

Net income for the six months ended June 30, 2014 totaled $14.1 million, or $3.17 per diluted ownership unit, on revenue of $56.4 million. Net income for the corresponding period in 2013 totaled $9.6 million, or $2.11 per diluted ownership unit, on revenue of $39.9 million.

Cash provided by operations for the quarter ended June 30, 2014 was $5.8 million, compared to $12.5 million for the second quarter of 2013. For the six months ended June 30, 2014, cash provided by operations was $26.0 million, compared to $17.0 million for year-to-date 2013 results.

"Following on the heels of a very strong first quarter for all our operating segments, the second quarter faced a high bar against which it would be measured," said Thomas M. Ringo, President and CEO. "Indeed, as Q2 progressed we saw both export and domestic log markets soften from the multi-year high levels achieved early this year. In addition, the weaker results for the current quarter compared with both the second quarter of 2013 and the first quarter of this year reflect the inherently uneven timing of revenue from our Real Estate segment. Still, our results for the first half of 2014 were superior, due primarily to a combination of increased residential lot sales from our Gig Harbor project and strong year-to-date log price realizations."

Second quarter and year-to-date highlights

  Harvest volume was 26 million board feet (MMBF) in Q2 2014 compared to 27 MMBF in Q2 2013, a 3% decrease. Harvest volume for the first six months of 2014 was 56 MMBF compared to 53 MMBF for the first half of 2013, a 5% increase.
  Average realized log price per thousand board feet (MBF) was $630 in Q2 2014 compared to $620 per MBF in Q2 2013, a 2% increase. For the first six months of 2014, the average realized log price per MBF was $668 compared to $615 per MBF for the first half of 2013, a 9% increase.
  Fund properties contributed 51% of Q2 2014 harvest volume, compared to 53% in Q2 2013. For the first half of 2014, Fund properties contributed 52% of harvest volume, compared to 44% for the first half of 2013.
  As a percentage of total harvest, volume sold to export markets in Q2 2014 was 33%, unchanged from Q2 2013, while the mix of harvest volume sold to domestic markets increased a bit to 53% in Q2 2014 from 52% in Q2 2013. For the first half of the year, the relative percentages of harvest volume sold to export and domestic markets in 2014 were 38% and 49%, respectively, compared to 30% and 56% in 2013.
  The percentage of total harvest comprised of Douglas-fir sawlogs dropped to 42% in Q2 2014 from 58% in Q2 2013, with a corresponding increase in the whitewood component to 37% in Q2 2014 from 23% in Q2 2013. Similarly, for the first half of 2014, the relative mix of Douglas-fir and whitewood was 51% and 29%, respectively, compared to 64% and 18% for the first half of 2013.
  We closed on 8 single-family residential lots in Gig Harbor for a total sales price of $720,000 during Q2 2014, while in 2013's Q2 we closed on a 2,330-acre conservation land sale for a sales price of $5.7 million.

Second quarter and year-to-date operating results

Fee Timber:
Fee Timber operating income for the second quarter of 2014 was $5.0 million compared to $5.2 million for the second quarter of 2013. This 4% decline in segment operating income was due to the 3% decline in harvest volume and offsetting $10/MBF, or 2%, increase in log prices, as mentioned above. Contributing further to the reduction in operating income was a 1% increase in cost of sales due to the current quarter's heavier mix of harvest units requiring more-expensive cable logging plus a measure of additional commercial thinning activity.

For the first six months of 2014, Fee Timber operating income was $14.3 million compared to $11.6 million in 2013. This 23% increase was due to both a 5% increase in harvest volume and a $53 per MBF, or 9%, increase in log prices in 2014 compared to 2013. These factors more than offset a heavier 2014 mix of harvest from Fund properties and a higher proportion of whitewood harvest volume in 2014.

Timberland Management:
Our Timberland Management segment generates its revenue by managing three private equity timber funds, which are consolidated into the Partnership's financial statements due to the Partnership's role as general partner or managing member of the funds. Consolidating these funds into the Partnership's financial statements results in the accounting elimination of all management fees earned by the Partnership, with a corresponding decrease in operating expenses in the Fee Timber segment. Following this consolidation for external reporting purposes, we eliminated the $840,000 and $740,000 of timber fund management fee revenue for the quarters ended June 30, 2014 and June 30, 2013, respectively. Operating expenses incurred by this segment for the quarters ended June 30, 2014 and 2013 totaled $510,000 and $497,000, respectively.

Similarly, we eliminated the $1.7 million and $1.4 million of timber fund management fee revenue for the six months ended June 30, 2014 and June 30, 2013, respectively. Operating expenses incurred by this segment for the six months ended June 30, 2014 and 2013 totaled $1.1 million and $1.0 million, respectively. For both the quarter and year-to-date periods, the increase in operating expenses for this segment are attributable to an increase in timber fund acres under management, although on a per acre basis expenses have declined as we benefit from economies of scale.

Our three funds collectively own 91,000 acres and have $304 million in assets under management. Fund III has $108 million of its original $180 million capital commitment remaining to invest with our portion of this remaining capital commitment at $5.0 million.

Real Estate:
Due to timing of sales with limited closings to offset segment fixed costs, our Real Estate segment posted an operating loss of $952,000 for the second quarter of 2014. This compared unfavorably to the $3.3 million of operating income reported by this segment in the second quarter of 2013, when we reported revenue from a significant conservation land sale.

For the first six months of 2014, the Real Estate segment earned operating income of $6.0 million compared to operating income of $2.5 million for the first six months of 2013. The year-to-date 2014 segment results reflect four closings totaling 115 single-family residential lots in our Gig Harbor project, plus a $4.6 million conservation land sale while the results for the comparable period in 2013 primarily reflected only the large conservation land sale mentioned above.

General & Administrative (G&A):
G&A expenses for Q2 2014 were $450,000, much lower than the $1.2 million reported for Q2 2013. For the first half of 2014, G&A expenses were $1.8 million compared to $2.4 million for the first half of 2013. The decrease between 2013 and 2014 in G&A expenses for both the quarterly and year-to-date periods was primarily due to reversals of incentive compensation accruals related to the second quarter 2014 departure of our former President & CEO.

Outlook

We expect our harvest volume for the year to be between 90 and 94 MMBF, depending on log market conditions for the balance of the year.

Further, a number of land sales are currently in the pipeline to close over the remainder of 2014, although some may slide into early 2015 due to permitting delays.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 204,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for the third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management's expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment. However, readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability to accurately estimate the cost of ongoing and changing environmental remediation obligations; our ability to consummate various real estate transactions on the terms management expects; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(all amounts in $000's, except per unit amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenue	$18,583	$23,197	$56,362	$39,915
Costs and expenses:
Cost of sales	(11,377)	(12,085)	(30,301)	(20,949)
Operating expenses	(4,069)	(4,253)	(8,676)	(8,349)
Operating income	$3,137	$6,859	$17,385	$10,617
Interest expense, net	(629)	(343)	(1,203)	(698)
Income before income taxes	2,508	6,516	16,182	9,919
Income tax benefit (expense)	(69)	2	(226)	16
Net income	2,439	6,518	15,956	9,935
Net income attributable to noncontrolling interests	(593)	(390)	(1,869)	(323)
Net income attributable to Pope Resources' unitholders	$1,846	$6,128	$14,087	$9,612

Basic and diluted weighted average units outstanding	4,391	4,369	4,389	4,367

Basic and diluted earnings per unit	$0.41	$1.34	$3.17	$2.11

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	June 30, 2014				December 31, 2013

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$16,351	$1,293	$-	$17,644	$6,960
Land held for sale	4,083			4,083	10,258
Other current assets	6,475	1,232	(316)	7,391	3,161
Total current assets	26,909	2,525	(316)	29,118	20,379
Timber and roads, net	29,654	176,798		206,452	211,946
Timberlands	14,359	30,587		44,946	44,946
Buildings and equipment, net	6,058	18		6,076	6,205
Land held for development	27,790			27,790	27,040
Investment in ORM Timber Funds	24,034		(24,034)	-	-
Other assets	335	117		452	392
Total	$129,139	$210,045	($24,350)	$314,834	$310,908
Liabilities and equity:
Current liabilities	3,739	$2,470	($316)	$5,893	$7,170
Current portion of long-term debt	108	-		108	109
Current portion of environmental remediation	700	-		700	700
Total current liabilities	4,547	2,470	(316)	6,701	7,979
Long-term debt	32,547	42,980		75,527	75,581
Environmental remediation	12,328			12,328	12,541
Other long-term liabilities	214			214	193
Total liabilities	49,636	45,450	(316)	94,770	96,294
Partners' capital	79,503	164,595	(165,584)	78,514	69,445
Noncontrolling interests			141,550	141,550	145,169
Total	$129,139	$210,045	($24,350)	$314,834	$310,908

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net income	$2,439	$6,518	$15,956	$9,935
Added back:
Depletion	3,014	4,058	6,451	6,742
Depreciation and amortization	181	175	359	345
Equity-based compensation	71	227	521	763
Real estate project expenditures	(598)	(1,166)	(2,128)	(1,491)
Deferred taxes	94	(65)	94	(97)
Cost of land sold	697	934	7,618	940
Disposal of capital assets	(1)	-	(1)	57
Change in environmental remediation liability	(203)	-	(214)	(253)
Change in operating accounts	80	1,780	(2,666)	69
Cash provided by operations	$5,774	$12,461	$25,990	$17,010

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenue:
Partnership Fee Timber	$8,723	$8,412	$19,867	$19,476
Funds Fee Timber	8,772	8,700	19,737	14,078
Total Fee Timber	17,495	17,112	39,604	33,554
Timberland Management	-	-	-	-
Real Estate	1,088	6,085	16,758	6,361
Total	$18,583	$23,197	$56,362	$39,915
Operating income (loss):
Fee Timber	$5,049	$5,248	$14,270	$11,562
Timberland Management	(510)	(497)	(1,120)	(1,009)
Real Estate	(952)	3,346	6,007	2,495
General & administrative	(450)	(1,238)	(1,772)	(2,431)
Total	$3,137	$6,859	$17,385	$10,617

SELECTED STATISTICS

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	10.9	15.7	28.9	34.0
Whitewood	9.6	6.1	16.3	9.6
Pine	0.5	-	0.5	-
Cedar	0.8	0.4	1.5	0.8
Hardwood	0.5	0.8	1.5	1.4
Pulpwood
All species	3.8	3.9	7.3	7.5
Total	26.1	26.9	56.0	53.3

Log sale volumes by destination (million board feet):
Export	8.5	9.0	21.0	15.8
Domestic	13.3	13.2	26.2	28.6
Hardwood	0.5	0.8	1.5	1.4
Pulpwood	3.8	3.9	7.3	7.5
Subtotal log sale volumes	26.1	26.9	56.0	53.3
Timber deed sale	-	0.5	-	0.5
Total	26.1	27.4	56.0	53.8

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	694	697	738	682
Whitewood	653	620	670	608
Pine	525		526
Cedar	1,270	1,253	1,337	1,189
Hardwood	597	521	598	520
Pulpwood
All species	281	265	275	275
Overall	630	620	668	615

Average price realizations by destination (per thousand board feet):
Export	722	724	765	702
Domestic	672	660	704	661
Hardwood	597	521	598	520
Pulpwood	281	265	275	275
Overall log sales	630	620	668	615
Timber deed sale	-	243	-	243

Owned timber acres	110,000	111,000	110,000	111,000
Acres owned by Funds	91,000	80,000	91,000	80,000
Depletion per MBF -Partnership Tree Farms	48	56	48	56
Depletion per MBF -Fund Tree Farms	180	210	177	200
Capital and development expenditures ($000's)	1,443	1,970	3,354	2,528

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q2 2014 vs.	YTD Q2 2014 vs.
	Q2 2013	YTD Q1 2014
Net income attributable to Pope Resources' unitholders:
2nd Quarter 2014	$1,846	$14,087
2nd Quarter 2013	6,128	9,612
Variance	($4,282)	$4,475

Detail of earnings variance:
Fee Timber
Log volumes (A)	($484)	$1,614
Log price realizations (B)	261	2,966
Timber deed sales	(118)	(118)
Production costs	(879)	(2,654)
Depletion	748	(5)
Other Fee Timber	273	905
Timberland Management	(13)	(111)
Real Estate
Land sales	(4,197)	3,014
Timber depletion on land sale	295	672
Other Real Estate	(396)	(174)
General & administrative costs	788	659
Net interest expense	(286)	(505)
Taxes	(71)	(242)
Noncontrolling interest	(203)	(1,546)
Total variance	($4,282)	$4,475

(A)	Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B)	Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: Tom Ringo, 360.697.6626, Fax 360.697.1156